[Form of Supplemental Agreement with Stock Option Plan Participants (ISO)]
     [Letterhead of Urstadt Biddle Properties Inc.]

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                                                       [ ], 1998

[Name and Address of
 Plan Participant]

Dear             :

     Reference is hereby made to (i) the Stock Option Plan (the "Plan") of Hubbard Real Estate Investments (the "Trust"), as predecessor in interest to Urstadt Biddle Properties Inc. (the "Company"), adopted by the trustees of the Trust on November 30, 1981 and approved by the shareholders of the Trust on March 9, 1982 and (ii) those certain Statutory Option Certificates (the "Certificates"), issued in your favor by the Trust, evidencing all Existing Options (as defined below) awarded to you under the Plan.

     On June 16, 1998, the Board of Directors of the Company, as successor in interest to the Trust, declared a special stock dividend (the "Stock Dividend") on the Company's common stock, par value $.01 per share (the "Common Stock"), consisting of one share of a newly created class of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), for each share of the Company's Common Stock outstanding at the close of business on July 31, 1998 (the "Record Date"). The Stock Dividend was paid on August 14, 1998 to holders of record of the Common Stock as of the close of business on the Record Date.

     In connection with the Stock Dividend, your Certificates are hereby modified, effective as of August 14, 1998, such that each option to purchase shares of Common Stock (each, an "Existing Option") awarded to you prior to the Stock Dividend shall be deemed to be an option (each, a "Combination Option") to purchase such number of shares of Common Stock and such number of shares of Class A Common Stock as shall be equal to the number of shares of Common Stock issuable pursuant to the related Existing Option.

     The exercise price for the purchase of one share of Common Stock and/or one share of Class A Common Stock pursuant to the Combination Option will be set according to the proportional allocation of the exercise price for the purchase of one share of Common Stock pursuant to the related Existing Option, such proportional allocation to be determined according to the Fair Market Values (as defined below) of the underlying shares of Common Stock (ex-Stock Dividend) and Class A Common Stock.

     "Fair Market Value" shall mean the average of the high and low trading prices of the Common Stock and the Class A Common Stock, as the case may be, on the New York Stock Exchange, Inc. during the period beginning on August 17, 1998 and ending on August 28, 1998 Accordingly, the Fair Market Value of one share of Common Stock is $8.756; and of one share of Class A Common Stock, $8.816.

     [Additionally, your Certificates are hereby modified, effective as of August 14, 1998, such that each Existing Option in connection with which you have been awarded stock appreciation rights ("SARs") under the Plan prior to the Stock Dividend ("Existing SARs") shall be deemed to include new SARs ("New SARs"), in lieu of the Existing SARs, covering the shares issuable pursuant to the related Combination Option. The baseline price for the Existing SARs will be allocated proportionately between the New SARs covering shares of Common Stock and the New SARs covering shares of Class A Common Stock according to the Fair Market Values of the underlying shares of Common Stock (ex-Stock Dividend) and Class A Common Stock.]

     In all other respects, the terms of the Plan and your Certificates will remain the same.

     Please execute the enclosed copy of this letter and return it to the Company to acknowledge your receipt and understanding of the terms contained herein.

                                                 Very truly yours,
                                                 URSTADT BIDDLE PROPERTIES INC.

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

ACCEPTED AND AGREED:

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